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                                                                      EXHIBIT 23



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Post Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-41663) pertaining to the Hyseq, Inc. 1995 Stock Option Plan of our report dated January 30, 1998, with respect to the consolidated financial statements of Hyseq, Inc. for the year ended December 31, 1997 included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.



                                    /s/ ERNST & YOUNG LLP



Palo Alto, California
May 18, 1998